Exhibit 3.1

SOUTHERN CALIFORNIA GAS COMPANY
________________
BYLAWS
(As Amended Through October 25, 2016)
ARTICLE I

CORPORATE MANAGEMENT
The business and affairs of Southern California Gas Company (the “Corporation”) shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors of the Corporation (the “Board”), subject to the Articles of Incorporation and the General Corporation Law of the State of California (the “General Corporation Law”).
ARTICLE II
OFFICERS
1.    Designation. The officers of the Corporation (i) shall consist of a President, a Chief Financial Officer and a Secretary, and (ii) may consist of a Chairman of the Board (the “Chairman”), a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers with such titles and duties as the Board may from time to time elect. Any two or more offices may be held by the same person.
2.    Term. The officers of the Corporation shall be elected by the Board and serve at the pleasure of the Board and shall hold office until their resignation, removal or other disqualification from service, or until their successors are duly elected. Any officer may be removed from office at any time, with or without cause, by the vote of a majority of the authorized number of Directors. The Board may fill vacancies or elect new officers at any time.
3.    Chairman. The Chairman shall be a Director and shall preside at meetings of the Board and meetings of the Shareholders, unless otherwise unavailable. The Chairman shall have such other duties and responsibilities as may be designated by the Board from time to time. Notwithstanding anything to the contrary contained herein, the Chairman need not be an officer of the Corporation.
4.    Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board, and as such shall direct the overall business, affairs and operations of the Corporation, shall have general supervision of the officers of the Corporation and shall have all such other authority as is incident to such office.
5.    President. The duties of the President of the Corporation shall include, but not be limited to, assisting the Chief Executive Officer (to the extent the President is not also the Chief Executive Officer) in directing the overall business, affairs and operations of the Corporation. In the event that the Board has not appointed a Chief Executive Officer, the President of the Corporation shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board, and as such shall direct the overall business, affairs and operations of the Corporation, and shall have general supervision of the officers of the Corporation and shall have all such other authority as is incident to such office.
6.    Chief Operating Officer. The duties of the Chief Operating Officer of the Corporation shall include, but not be limited to, directing the day-today business, affairs and operations of the Corporation, under the supervision of the Chief Executive Officer and (to the extent neither the Chief Executive Officer nor the Chief Operating Officer is also the President) the President, and shall have all such other authority as is incident to such office.
7.    Vice Presidents. The Vice Presidents, one of whom shall be the Chief Financial Officer, shall have such duties as the Chief Executive Officer or the Board shall designate and shall have all such other authority as is incident to such office.
8.    Chief Financial Officer. The Chief Financial Officer shall be responsible for the overall management of the financial affairs of the Corporation, and shall have all such other authority as is incident to such office.
9.    Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Shareholders and the Board, keep a true and accurate record of the proceedings of all such meetings and attest the same by his or her signature, have charge of all books, documents and papers which appertain to the office, have custody of the corporate seal and affix it to all papers and documents requiring sealing, give all notices of meetings, and have and perform all other duties usually appertaining to the office and all duties designated by the Bylaws, the Chief Executive Officer or the Board. In the absence of the Secretary, any Assistant Secretary may perform the duties and shall have the powers of the Secretary.
10.    Treasurer and Assistant Treasurer. The Treasurer shall perform all duties usually appertaining to the office and all duties designated by the Chief Executive Officer or the Board, and shall have all such other authority as is incident to such office. In the absence of the Treasurer, any Assistant Treasurer may perform the duties and shall have all the powers of the Treasurer.
11.    Controller and Assistant Controller. The Controller shall be responsible for establishing financial control policies for the Corporation and shall perform all duties usually appertaining to the office and all duties designated by the Chief Executive Officer or the Board, and shall have all such other authority as is incident to such office. In the absence of the Controller, any Assistant Controller may perform the duties and shall have all the powers of the Controller.
12.    Non-Officer Regional Vice Presidents. The non-officer Regional Vice Presidents shall have such powers and perform such duties as may be prescribed for them from time to time by the Chairman, Chief Executive Officer, President, any Vice President or the Board. Non-Officer Vice Presidents shall not be formally elected by the Board and shall not be considered officers of the Corporation for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for purposes of California law. Such Non-Officer Vice Presidents shall not be deemed a Vice President of the Corporation as such term is described in Section 7 of Article II of these Bylaws.
ARTICLE III
DIRECTORS
1.    Number. The Board shall consist of not less than three nor more than five Directors. The exact authorized number of Directors shall be fixed from time to time, within the limits specified, by approval of the Board or the Shareholders.
2.    Election. A Board shall be elected at each Annual Meeting of Shareholders and at any Special Meeting of Shareholders called for that purpose, including any adjournments thereof.
3.    Vacancies. Vacancies in the Board may be filled by a majority of the remaining Directors, though less than a quorum.
4.    Compensation. Members of the Board shall receive such compensation and reimbursement of expenses as the Board may from time to time determine.
5.    Regular Meetings. Regular meetings of the Board shall be held on such dates and at such times and places as may be designated by the Board. Notice of regular meetings of the Board need not otherwise be given to Directors.
6.    Special Meetings. Special Meetings of the Board may be called at any time by the Chairman, the Chief Executive Officer, the President or one-third (but not less than two) of the Directors. Notice shall be given to each Director of the date, time and place of each Special Meeting of the Board. If given by mail, such notice shall be mailed to each Director at least four days before the date of such meeting. If given personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail or other electronic means, such notice shall be given to each Director at least 24 hours before the time of such meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

7.    Quorum. One-third of the authorized number of Directors (but not less than two Directors) shall be necessary to constitute a quorum for the transaction of business. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, every act or decision of a majority of the Directors present at a meeting at which a quorum is present shall be valid as the act of the Board, provided that a meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.
8.    Action Upon Consent. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action.
9.    Tele-conference, Video Participation. Members of the Board may participate in a meeting through use of conference telephone or electronic video screen communication, so long as all members participating in the meeting can hear one another. Such participation constitutes presence in person at the meeting.
10.    Directors Emeritus. The Board may from time to time elect one or more Directors Emeritus. Each Director Emeritus shall have the privilege of attending meetings of the Board, upon invitation of the Chairman, the Chief Executive Officer or the President. No Director Emeritus shall be entitled to vote on any business coming before the Board or be counted as a member of the Board for any purpose whatsoever.
ARTICLE IV
COMMITTEES

1.Committees. The Board may appoint one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may delegate to such committees any or all of the authority of the Board except with respect to:
(a)The approval of any action which also requires the approval of the Shareholders or approval of the outstanding shares;
(b)The filling of vacancies on the Board or on any committee;
(c)The fixing of compensation of the Directors for serving on the Board or on any committee;
(d)The amendment or repeal of bylaws or the adoption of new bylaws;
(e)The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)A distribution to the Shareholders, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; and
(g)The appointment of other committees of the Board or the members thereof.
Any such committee, or any member thereof, must be appointed by resolution adopted by a majority of the authorized number of Directors.
2.Notice of Meetings. Unless the Board shall establish different requirements for the giving of notice of committee meetings, notice of each meeting of any committee of the Board shall be given to each member of such committee, and the giving of such notice shall be subject to the same requirements as the giving of notice of Special Meetings of the Board, except that notice of regular meetings of any committee for which the date, time and place has been previously designated by resolution of the committee need not otherwise be given to members of the Committee.
3.Conduct of Meetings. The provisions of these Bylaws with respect to the conduct of meetings of the Board shall govern the conduct of committee meetings. Written minutes shall be kept of all committee meetings.

ARTICLE V
SHAREHOLDER MEETINGS
1.Annual Meeting.
(a)An Annual Meeting of Shareholders (the “Annual Meeting”) shall be held each year on such date and at such time as may be designated by resolution of the Board.
(b)At an Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before an Annual Meeting, business must be (i) specified in the notice of the Annual Meeting (or in any supplement or amendment thereto) given by or at the direction of the Board, (ii) brought before the Annual Meeting by or at the direction of the Board or by the Chairman, Chief Executive Officer or President, or (iii) otherwise properly brought before the Annual Meeting by a Shareholder who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in this Article V, Section 1. For the avoidance of doubt, the foregoing clause (iii) is the exclusive means for a Shareholder to make Director nominations or to propose other business at an Annual Meeting. For business to be properly brought before an Annual Meeting by a Shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the Shareholder must have given timely and proper written notice to the Secretary of the Corporation. To be timely under this Article V, Section 1, the Shareholder’s written notice must be received by the close of business at the principal executive offices of the Corporation not less than 90 nor more than 120 days in advance of the date corresponding to the date of the last Annual Meeting of Shareholders; provided, however, that in the event the Annual Meeting to which the Shareholder’s written notice relates is to be held on a date that differs by more than 60 days from the date of the last Annual Meeting of Shareholders, or if no Annual Meeting of Shareholders was held in the preceding year, the Shareholder’s written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the Annual Meeting is first made or given to Shareholders. As used in these Bylaws, (i) the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day and (ii) “public disclosure” shall include disclosure in a press release or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. In no event shall any adjournment, recess or postponement of an Annual Meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of timely written notice for business to be properly brought before the Annual Meeting by a Shareholder as described in this Article V, Section 1.
(c)To be proper under this Article V, Section 1, the Shareholder’s written notice must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (u) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (v) the text of the proposal or business to be brought before the Annual Meeting (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (w) the name and address of the Shareholder as they appear on the Corporation’s books, (x) the class and number of shares of the Corporation that are beneficially owned or held of record by the Shareholder, (y) a description of all agreements, arrangements or understandings between or among such Shareholder and any other person or persons (naming such person or persons), in each case relating to the business to be brought before the Annual Meeting or pursuant to which such business is to be proposed by such Shareholder, and (z) any material interest of the Shareholder in such business and such other information concerning the Shareholder and such item of business as would be required under the rules of the SEC in a proxy statement soliciting proxies in support of the item of business proposed to be brought before the Annual Meeting; provided, however, that the disclosures required by this Section 1(c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or similar nominee solely as a result of such entity being the Shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner or beneficial owners. In addition, if the Shareholder’s written notice relates to the nomination at the Annual Meeting of any person for election to the Board, such notice to be proper must also set forth (A) the name, age, business address and residence address of each person to be so nominated, (B) the principal occupation or employment of each such person, (C) the number of shares of capital stock of the Corporation beneficially owned or held of record by each such person, (D) a description of all agreements, arrangements or understandings (including compensation) between or among (i) such Shareholder, (ii) each nominee, and/or (iii) any other person or persons (naming such person or persons), in each case relating to the nomination or pursuant to which the nomination or nominations are to be made by such Shareholder and/or relating to the candidacy or service of the nominee as a Director of the Corporation, (E) such other information concerning each such person as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such person as a Director, and must be accompanied by a consent, signed by each such person, to serve as a Director of the Corporation if elected, and (F) if any such nominee or the Shareholder nominating the nominee expresses an intention or recommendation that the Corporation enter into a strategic transaction, any material interest in such transaction of each such proposed nominee or Shareholder, including without limitation any equity interests held by each such nominee or Shareholder in any other person, the value of which interests could reasonably be expected to be materially affected by such transaction. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section.
2.Special Meetings. Special meetings of the Shareholders (each, a “Special Meeting”) for any purpose whatsoever may be called at any time by the Chairman, the Chief Executive Officer, the President or the Board, or by one or more Shareholders holding not less than one-tenth of the voting power of the Corporation.
3.Place of Meetings. All meetings of the Shareholders shall be held at the principal office of the Corporation or at such other locations as may be designated by the Board.
4.Notice of Meetings. Written notice shall be given to each Shareholder entitled to vote of the date, time, place and general purpose of each meeting of Shareholders. Notice may be given personally, or by mail, or by telegram, or by electronic transmission as set forth in the California Corporations Code, charges prepaid, to the Shareholder’s physical or electronic address appearing on the books of the Corporation or given by the Shareholder to the Corporation for the purpose of notice. If a Shareholder supplies no address to the Corporation, notice shall be deemed to be given if mailed to the place where the principal office of the Corporation is situated, or published at least once in some newspaper of general circulation in the county of said principal office. Notice of any meeting shall be sent to each Shareholder entitled thereto not less than 10 nor more than 60 days before such meeting.
5.Record Dates; Voting. The Board may fix a time in the future not less than 10 nor more than 60 days preceding the date of any meeting of Shareholders, or not more than 60 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only Shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or an allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid, except as otherwise provided by the Articles of Incorporation or the General Corporation Law.
6.Quorum. At any Shareholders’ meeting a majority of the shares entitled to vote must be represented in order to constitute a quorum for the transaction of business, but a majority of the shares present, or represented by proxy, though less than a quorum, may adjourn the meeting to some other date, and from day to day or from time to time thereafter until a quorum is present.
7.Confidential Voting. Each Shareholder of the Corporation shall be entitled to elect voting confidentiality as provided in this Section on all matters submitted to Shareholders by the Board and each form of proxy, consent, ballot or other written voting instruction distributed to the Shareholders shall include a check box or other appropriate mechanism by which Shareholders who desire to do so may so elect voting confidentiality. All inspectors of election, vote tabulators and other persons appointed or engaged by or on behalf of the Corporation to process voting instructions shall be advised of and instructed to comply with this Section and, except as required or permitted hereby, not at any time to disclose to any person (except to other persons engaged in processing voting instructions), the identity and individual vote of any Shareholder electing voting confidentiality; provided, however, that voting confidentiality shall not apply and the name and individual vote of any Shareholder may be disclosed to the Corporation or to any person (a) to the extent that such disclosure is required by applicable law or is appropriate to assert or defend any claim relating to voting or (b) with respect to any matter for which votes of Shareholders are solicited in opposition to any of the nominees or the recommendations of the Board, including the election of persons nominated as a candidate for election as a Director under Article V, Section 1, unless the persons engaged in such opposition solicitation provide Shareholders of the Corporation with voting confidentiality (which, if not otherwise provided, will be requested by the Corporation) comparable in the opinion of the Corporation to the voting confidentiality provided by this Section.
8.Conduct of Meeting. The Chairman, or if the Chairman is unavailable, the President, or if the Chairman and the President are unavailable, such other officer of the Corporation designated by the Board, will call meetings of the Shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the Shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than Shareholders of the Corporation or their duly appointed proxies) who may attend any such Shareholders’ meeting, (ii) ascertaining whether any Shareholder or his or her proxy may be excluded from any meeting of the Shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the Shareholders.
9.Determination of Proper Business. Each of the Board, the Chairman of the Board, and the presiding officer of any Annual Meeting or Special Meeting shall have the power to determine whether business was properly and timely proposed in accordance with the provisions of this Article V, and if any of them should determine that such business is not in compliance with this Article V or other applicable law, the presiding officer of the Annual Meeting or Special Meeting shall have the authority to declare at the meeting that any such business was not properly and timely brought before the meeting and shall not be transacted. Notwithstanding the foregoing provisions of this Article V, unless otherwise required by law, if the Shareholder (or a duly authorized representative of the Shareholder) does not appear at the Annual Meeting or Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
ARTICLE VI
CERTIFICATES FOR SHARES
1.Form. Certificates for shares of the Corporation shall state the name of the registered holder of the shares represented thereby, and shall be signed by the Chairman, the President or a Vice President, and by the Chief Financial Officer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any such signature may be by facsimile thereof.
2.Surrender. Upon a surrender to the Secretary, or to a transfer agent or transfer clerk of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the party entitled thereto, cancel the old certificate and record the transaction upon its books.
3.Right of Transfer. When a transfer of shares on the books is requested and there is a reasonable doubt as to the rights of the persons seeking such transfer, the Corporation, or its transfer agent or transfer clerk, before entering the transfer of the shares on its books or issuing any certificate therefor, may require from such person reasonable proof of his or her rights, and if there remains a reasonable doubt in respect thereto, may refuse a transfer unless such person shall give adequate security or a bond of indemnity executed by a corporate surety, or by two individual sureties, satisfactory to the Corporation as to form, amount and responsibility of sureties.
4.Conflicting Claims. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.
5.Loss, Theft and Destruction. In the case of the alleged loss, theft or destruction of any certificate for shares, another may be issued in its place as follows: (a) the owner of the lost, stolen or destroyed certificate shall file with the transfer agent of the Corporation a duly executed Affidavit of Loss and Indemnity Agreement and Certificate of Coverage, accompanied by a check representing the cost of the bond as outlined in any blanket lost securities and administration bond previously approved by the Directors of the Corporation and executed by a surety company satisfactory to them, which bond shall indemnify the Corporation, its transfer agents and registrars; or (b) the Board may, in its discretion, authorize the issuance of a new certificate to replace a lost, stolen or destroyed certificate on such other terms and conditions as it may determine to be reasonable.

ARTICLE VII
INDEMNIFICATION
1.    Definitions. For the purposes of this Article, “agent of the Corporation” means any person (other than a Director or Officer of the Corporation) who (i) is or was an agent or employee of the Corporation, or (ii) is or was serving at the request of the Corporation as an agent or employee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iii) was an agent or employee of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation or (iv) is or was an agent or employee of the Corporation or any of its subsidiaries and is or was serving at the request of the Corporation or any of its subsidiaries as a fiduciary or administrator of any employee benefit plan sponsored by the Corporation or any of its subsidiaries; “Director or Officer of the Corporation” means any person who (i) is or was a Director or officer of the Corporation, or (ii) is or was serving at the request of the Corporation as a Director or officer of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iii) is or was a Director or officer of the Corporation and is or was serving at the request of the Corporation as a Director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iv) was a Director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation or (v) is or was a Director or officer of the Corporation or any of its subsidiaries and is or was serving at the request of the Corporation or any of its subsidiaries as a fiduciary or administrator of any employee benefit plan sponsored by the Corporation or any of its subsidiaries; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Sections 4 or 5(d) of this Article.
2.    Indemnification for Third Party Actions. The Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a Director or Officer of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The Corporation shall have, in its discretion, the power to indemnify any person who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.
3.    Indemnification for Derivative Actions. The Corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or Officer of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, as well as, to the fullest extent permissible under California law and the Corporation’s Articles of Incorporation, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such action (whether or not any such item is deemed to be an expense) if such person acted in good faith and in a manner such person believed to be in the best interests of the Corporation and its Shareholders. The Corporation shall have, in its discretion, the power to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, as well as, to the fullest extent permissible under California law and the Corporation’s Articles of Incorporation, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such action (whether or not any such item is deemed to be an expense) if such person acted in good faith and in a manner such person believed to be in the best interests of the Corporation and its Shareholders. No indemnification shall be made under this Section: (a) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its Shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (b) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
4.    Successful Defense. Notwithstanding any other provision of this Article, to the extent that a Director or Officer of the Corporation has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the Director or Officer of the Corporation shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the Director or Officer in connection therewith.
5.    Indemnification Determination. Except as provided in Section 4, any indemnification under Section 3 of this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the Director or Officer of the Corporation or agent of the Corporation is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 3, by (a) a majority vote of a quorum consisting of Directors who are not parties to such proceeding; (b) if such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion; (c) approval by the affirmative vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares which would be entitled to vote at such meeting and, for such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote; or (d) the court in which such proceeding is or was pending, upon application made by the Corporation, such Director or Officer or agent, or the attorney or other person rendering services in connection with the defense, whether or not such application by said Director or Officer or agent, attorney or other person is opposed by the Corporation.
6.    Advancement of Expenses. Expenses incurred by a Director or Officer of the Corporation in defending any proceeding shall be advanced by the Corporation (and if otherwise authorized by the Board, expenses incurred by an agent of the Corporation in defending any proceeding may be advanced by the Corporation) prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Director or Officer of the Corporation or agent of the Corporation to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified as authorized in this Article.
7.    Restriction on Indemnification. No indemnification or advance shall be made under this Article, except as provided in Sections 4, 5(d) and 6 hereof, in any circumstance where it appears that it would be inconsistent with (a) a provision of the Articles of Incorporation of the Corporation, its bylaws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or (b) any condition expressly imposed by a court in approving a settlement.
8.    NonExclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnification under this Article shall continue as to a person who has ceased to be a Director or Officer of the Corporation or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of the person.
9.    Expenses as a Witness. To the extent that any Director or Officer of the Corporation (or, to the extent authorized by the Board, any agent of the Corporation) is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.
10.    Insurance. The Corporation may purchase and maintain directors and officers liability insurance and other liability insurance, at its expense, to protect itself and any Director or Officer of the Corporation or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by the person in such capacity or arising out of the Director’s or Officer’s or agent’s status as such, whether or not the Corporation would have the power to indemnify the Director, Officer or agent against such expense, liability or loss under the provisions of this Article or under the General Corporation Law.
11.    Separability. Each and every paragraph, sentence, term and provision of this Article is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless have the power to indemnify each Director or Officer of the Corporation, or agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such action (whether or not any such item is deemed to be an expense) with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and including an action or suit brought by or in the right of the Corporation, to the fullest extent permissible by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permissible under California law and the Corporation’s Articles of Incorporation.
12.    Agreements. Upon, and in the event of, a determination of the Board to do so, the Corporation is authorized to enter into indemnification agreements with any or all of the Directors or Officers of the Corporation or agents of the Corporation providing for indemnification to the fullest extent permissible under California law and the Corporation’s Articles of Incorporation.

13.    Retroactive Appeal. In the event this Article is repealed or modified so as to reduce the protection afforded herein, the indemnification provided by this Article shall remain in full force and effect with respect to any act or omission occurring prior to such repeal or modification. The rights of each Director or Officer of the Corporation to indemnification and advancement of expenses in this Article shall be deemed to be contractual rights.
ARTICLE VIII
OBLIGATIONS
All obligations of the Corporation, including promissory notes, checks, drafts, bills of exchange, and contracts of every kind, and evidences of indebtedness issued in the name of, or payable to, or executed on behalf of the Corporation, shall be signed or endorsed by such officer or officers, or agent or agents, of the Corporation and in such manner as, from time to time, shall be determined by the Board.
ARTICLE IX
CORPORATE SEAL
The corporate seal shall set forth the name of the Corporation and the state and date of incorporation.
ARTICLE X
AMENDMENTS
The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, without any action on the part of the Shareholders, except as otherwise required by the General Corporation Law. Bylaws also may be adopted, amended or repealed by the Shareholders by the approval of a majority of outstanding shares of the Corporation.
ARTICLE XI
AVAILABILITY OF BYLAWS
A current copy of these Bylaws shall be mailed or otherwise furnished to any Shareholder of record within five days after receipt of a request therefor.

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